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                                                               EXHIBIT (a)(5)(i)


THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES. THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE, DATED AUGUST
     10, 2001, AND THE RELATED LETTER OF TRANSMITTAL, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND IS BEING MADE TO ALL HOLDERS OF SHARES. PRICE
 ENTERPRISES, INC. IS NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF ENTERPRISES BECOMES AWARE OF
  ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, ENTERPRISES WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH ANY SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, ENTERPRISES CANNOT COMPLY WITH
   ANY SUCH LAW, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS OF SHARES BE
     ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES RESIDING IN SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS
REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF ENTERPRISES BY ONE OR MORE REGISTERED BROKERS OR
             DEALERS LICENSED UNDER THE LAWS OF THAT JURISDICTION.

                      NOTICE OF OFFER TO PURCHASE FOR CASH

                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                             PRICE ENTERPRISES, INC.
                             AT A PURCHASE PRICE OF

                                 $7.00 PER SHARE

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
              ON SEPTEMBER 11, 2001, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

     Price Enterprises, Inc., a Maryland corporation ("Enterprises"), is offering to purchase any and all outstanding shares of its common stock, par value $0.0001 per share (the "Shares"), at a purchase price of $7.00 per share (the "Offer Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 10, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer").

     Enterprises and Excel Legacy Corporation, a Delaware corporation ("Legacy"), have entered into a merger agreement, which provides that a wholly-owned subsidiary of Enterprises will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. The merger agreement obligates Enterprises to commence the Offer. The Offer is conditioned upon (1) the completion of the merger and (2) the satisfaction of the general conditions described in the Offer to Purchase.

     ENTERPRISES' BOARD OF DIRECTORS HAS APPROVED THE OFFER AND THE MERGER AGREEMENT. HOWEVER, NEITHER ENTERPRISES NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. ENTERPRISES HAS BEEN ADVISED THAT ONE OF ITS DIRECTORS INTENDS TO TENDER AN AGGREGATE OF 412 SHARES IN THE OFFER, REPRESENTING ALL OF THE SHARES OWNED BY SUCH DIRECTOR. NONE OF ENTERPRISES' OTHER DIRECTORS, EXECUTIVE OFFICERS OR AFFILIATES (OTHER THAN LEGACY) BENEFICIALLY OWN ANY SHARES.

     For purposes of the Offer, properly tendered Shares will be deemed to have been accepted for payment by Enterprises if, as and when it gives written notice thereof to Mellon Investor Services LLC in its capacity as depositary (the "Depositary"). Enterprises will pay for the Shares purchased by depositing the aggregate purchase price for the Shares with the Depositary. The Depositary will act as agent for tendering stockholders for the purpose of receiving payment from Enterprises and transmitting payment to tendering stockholders whose Shares have been accepted for payment. UNDER NO CIRCUMSTANCES WILL ENTERPRISES PAY INTEREST ON THE PURCHASE PRICE, INCLUDING BUT NOT LIMITED TO, BY REASON OF ANY DELAY IN MAKING PAYMENT. In all cases, payment of the purchase price by the Depositary for Shares accepted for payment under the Offer will be made only after timely receipt by the Depositary of (1) certificates representing such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and (3) any other documents required by the Letter of Transmittal.

     The Offer may be terminated at any time prior to the expiration date if the merger agreement is terminated. Subject to applicable securities laws and the terms and conditions of the Offer, Enterprises also reserves the right, on or prior to the expiration date to (1) waive any and all conditions to the Offer,
(2) extend or terminate the Offer or (3) otherwise amend the Offer in any respect. Any extension, amendment or termination will be followed promptly by a public announcement. The announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all Shares that had previously been tendered and not withdrawn will remain tendered, subject to the right of a tendering stockholder to withdraw tendered Shares.

     Tenders of Shares pursuant to the Offer are irrevocable, except that Shares may be withdrawn (1) at any time on or prior to 5:00 p.m., New York City time, on September 11, 2001 (or the latest time and date at which the Offer, if extended by Enterprises, shall expire) or (2) if the Offer is terminated without any of the Shares being purchased thereunder. For a withdrawal of tendered Shares to be effective, a written or facsimile transmission notice of withdrawal must be received by the Depositary on or prior to the expiration date at one of the addresses set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must (1) specify the name of the person who tendered the Shares to be withdrawn, (2) contain the description of the Shares to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing those Shares (unless those Shares were tendered by book-entry transfer) and
(3) be signed in the same manner as the original signature on the Letter of Transmittal by which those Shares were tendered (including any required signature guarantees) or be accompanied by evidence sufficient to the Depositary that the person withdrawing the tender has succeeded to the beneficial ownership of the Shares. If the Shares to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of that withdrawal even if physical release is not yet effected. All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by Enterprises, in its reasonable discretion (which determination shall be final and binding). Neither Enterprises, the Depositary, Mellon Investor Services LLC in its capacity as information agent (the "Information Agent") nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.


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     The information required to be disclosed by Rule 13e-4(d)(1) under the
Securities Exchange Act of 1934, as amended, is contained in the Schedule TO and Offer to Purchase filed by Enterprises with the Securities and Exchange Commission and is incorporated herein by reference.

     The Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on Enterprises' stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

     THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

     Questions and requests for assistance or for copies of the Offer to Purchase and the related Letter of Transmittal, and other Offer materials, may be directed to the Information Agent as set forth below, and copies will be furnished promptly at Enterprises' expense. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer. No fees or commissions will be paid to brokers, dealers or other persons (other than the Depositary and Information Agent) for soliciting tenders of Shares pursuant to the Offer.

             THE INFORMATION AGENT AND DEPOSITARY FOR THE OFFER IS:

                          MELLON INVESTOR SERVICES LLC
                                 44 Wall Street
                                    7th Floor
                               New York, NY 10005
                           For Inquiries, Please Call:
                                 (800) 335-7842

August 10, 2001